SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2012

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana (State or Other Jurisdiction of Incorporation)	0-25756 (Commission File Number)	72-1280718 (I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

The Registrant is filing this Form 8-K to disclose the impact of the adoption of a new accounting standard (ASU No. 2011-05, as amended by ASU No. 2011-12) on its historical financial statements in the Registrant’s most recent Annual Report on Form 10-K. ASU No. 2011-05, which the Registrant adopted beginning with its fiscal quarter ended March 31, 2012, requires, among other things, that the Registrant retrospectively report additional information related to the presentation of total comprehensive income, namely net income, the components of other comprehensive income, total other comprehensive income, and total comprehensive income on the face of the financial statements, either in a single continuous statement of comprehensive income or in two separate but consecutive statements.

The following table presents selected components of the unaudited Consolidated Statements of Comprehensive Income for the Registrant for each of the three years ended December 31, 2011, 2010 and 2009 and should be read in conjunction with the information in the Registrant’s 2011 Annual Report on Form 10-K.

	For the Years Ended December 31,
(dollars in thousands)	2011	2010	2009

Net income	$53,538	$48,826	$158,354

Preferred stock dividends	—	—	(3,350)

Income available to common shareholders – Basic	53,538	48,826	155,004
Earnings allocated to unvested restricted stock	(967)	(971)	(3,910)

Earnings available to common shareholders – Diluted	52,571	47,855	151,094

Other comprehensive income
Unrealized gain (loss) on securities:
Unrealized holding gains (losses) arising during the period	36,328	(2,103)	2,746
Other than temporary impairment realized in net income	(509)	(517)	—
Reclassification adjustment for gains included in net income	(3,422)	(5,172)	(6,735)

Unrealized gain (loss) on securities, before tax	32,397	(7,792)	(3,989)

Fair value of derivative instruments designated as cash flow hedges:
Change in fair value of derivative instruments designated as cash flow hedges during the period	(19,078)	(5,752)	19,437
Reclassification adjustment for losses (gains) included in net income	1,723	1,644	124

Fair value of derivative instruments designated as cash flow hedges, before tax	(17,355)	(4,108)	19,561

Other comprehensive income (loss), before tax	15,042	(11,900)	15,572
Income tax expense (benefit) related to items of other comprehensive income	5,265	(4,164)	5,450

Other comprehensive income (loss), net of tax	9,777	(7,736)	10,122

Total comprehensive income	$63,315	$41,090	$168,476

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 29, 2012	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive Officer